EXHIBIT 21

CENTRAL AND SOUTH WEST CORPORATION
SUBSIDIARIES OF THE REGISTRANT
AS OF DECEMBER 31, 1993

Company Name                                         State of Incorporation
Business Conducted Under Same Name

Central Power and Light Company                      Texas
539 North Carancahua Street
Corpus Christi, Texas  78401-2802

Public Service Company of Oklahoma                   Oklahoma
212 East 6th Stre212 East 6th Street
Tulsa, Oklahoma  74119-1212

Southwestern Electric Power Company                  Delaware
428 Travis Stree428 Travis Street
Shreveport, Louisiana  71156-0001

West Texas Utilities Company                         Texas
301 Cypress Street
Abi301 Cypress Street
Abilene, Texas  79601-5820

Transok, Inc.                                        Oklahoma
600 South Main
Tulsa, Oklahoma  74101

Central and South West Services, Inc.                Texas
1616 Woodall Rodgers Freeway
Dallas, Texas  75202

CSW Credit, Inc.                                     Delaware
1616 Woodall Rodgers Freeway
Dallas, Texas  75202

CSW Energy, Inc.                                     Texas
1616 Woodall Rodgers Freeway
Dallas, Texas  75202

CSW Leasing, Inc.                                    Delaware
1616 Woodall Rodgers Freeway
Dallas, Texas  75202